EXHIBIT 4.1

                           PURCHASE AND SALE AGREEMENT
                             EFFECTIVE MARCH 1, 2004
                                     BETWEEN
                               TMK OIL & GAS, INC.
                                       AND
                            WESTPORT PETROLEUM, INC.




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                           PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN



                               TMK OIL & GAS, INC.



                                    AS SELLER



                                       AND


                            WESTPORT PETROLEUM, INC..



                                    AS BUYER



                         AS OF THE 1ST DAY OF MARCH 2004







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                           PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this "AGREEMENT") dated as of the 1st day of March 2004, is by and between TMK Oil & Gas, Inc., a California corporation, ("SELLER") and Westport Petroleum, Inc., a Colorado corporation ("Buyer").

         IN CONSIDERATION OF the agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in reliance upon the representations and warranties contained herein, Seller and Buyer agree, upon the terms and subject to the conditions contained herein, as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

Purchase and Sale of the Assets. Seller agrees to sell, assign, convey and deliver to Buyer, and Buyer agrees to purchase and acquire from Seller at Closing (hereinafter defined), but effective as of 12:01 a.m. C.S.T. on March 1, 2004 (the "EFFECTIVE DATE") a net three percent (3%) of the right, title and working interest from Seller in and to the following properties described in Sections 1.1 through 1.7 (collectively, the "ASSETS"):

         1.1. Leases. A net three percent (3%) of the right, title and working interest in the properties, described on Exhibit "A", attached hereto and made a part hereof, whether such properties are in the nature of fee interests, leasehold interests, licenses, concessions, working interests, farmout rights, royalty, overriding royalty or other non-working or carried interests, operating rights or other mineral rights of every nature and any rights that arise by operation of law or otherwise, in all such properties and lands covered thereby and pooled, unitized, communitized or consolidated with such properties (the "LEASES"). In addition, Buyer shall be entitled to a net three percent (3%) of the right, title and working interest in and to any and all Leases that have been acquired pursuant to any of the Contracts.

         1.2. Wells. A net three percent (3%) of the right, title and working interest in the oil, condensate or natural gas wells, water source wells, and other water and other types of injection and disposal wells either located on the Leases (including, but not limited to those described on the attached Exhibit "B") or on lands pooled or unitized therewith or held for use in connection with the Leases under a Surface Contract (as hereinafter defined), whether producing, operating or shut-in (the "WELLS") (the Leases and Wells herein collectively referred to as the "OIL AND GAS PROPERTIES").

         1.3. Severed Substances. A net three percent (3%) of the, right, title and working interest in all severed crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids and other hydrocarbons and other minerals or materials of every kind and description produced from the Oil and Gas Properties and either (a) in storage tanks on the Effective Date or (b) sold on or after the Effective Date (the "SUBSTANCES").

         1.4. Contracts. A net three percent (3%) of the right, title and working interest in all contracts, commitments, agreements, and arrangements that in any way relate to the properties described in Sections 1.1. through 1.7., inclusive, including, without limitation, all leases, easements, privileges, right-of-way agreements, permits, servitudes, licenses or other agreements relating to the use or ownership of surface and subsurface properties and structures that are used or held for use in connection with the exploration and production of Substances from the Oil and Gas Properties, and all existing or proposed unitization, pooling and communitization agreements, declarations and orders to the extent they relate



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                  to or affect the  Leases,  all  options,  farmout  agreements, exploration agreements,  operating agreements,  area of mutual
                  interest  agreements,   all  oil,  gas  liquids,   condensate,
                  casinghead gas and gas sales, purchase, exchange, gathering, transportation, production, storage, treatment and processing contracts, or other contracts for the disposal of Substances
                  therefrom  or  in   connection   therewith  and  any  and  all
                  amendments, ratifications or extensions of the foregoing, together with (I) all rights, privileges, and benefits of Seller thereunder arising on or after the Effective Date, (II) all claims for take-or-pay or other similar payments arising before or after the Effective Date and (III) rights of subrogation for any claims that arise on or after the Effective Date under any insurance policy held by Seller that covers the properties described in Sections 1.1 through 1.7, inclusive (all such contracts, insofar and only insofar as such contracts affect the properties described in Sections 1.1
                  through  1.7,  inclusive,   referred  to  hereinafter  as  the
                  "CONTRACTS").

         1.5. Equipment. A net three percent (3%) of the right, title and working interest in all the personal property, fixtures, equipment leases, improvements, oil field equipment and physical facilities or interests therein that are used or held for use in connection with the ownership or operation of the Oil and Gas Properties, including, without limitation, tanks and tank batteries, disposal facilities, storage facilities, buildings, structures, field separators and liquid extractors, compressors, pumps, pumping units, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, implements, tools, appliances, cables, wires, towers, casing, tubing and rods, gathering lines or other pipelines, field gathering systems, and all other similar fixtures and equipment (the "EQUIPMENT").

         1.6. Information and Data. To the extent in the possession of Seller or any agent, employee or affiliate of Seller, copies of all (a) abstracts, title opinions, title reports, title policies, lease and land files, surveys, analyses, compilations, correspondence, filings with regulatory agencies, other documents and instruments that directly relate to the properties described in Sections 1.1 through 1.7, inclusive; (b) reproducible copies of computer databases that directly relate to the properties described in Sections 1.1 through 1.7, inclusive; (c) geophysical, geological, engineering, exploration, production, seismic and other technical data, magnetic field recordings, digital processing tapes, field prints, summaries, reports, maps, studies and other analyses, whether written or in electronically reproducible form, that directly relate to the Oil and Gas Properties; and (d) all other books, records and files containing financial, title or other information that directly relate to the properties described in Sections 1.1 through 1.7, inclusive (the "DATA").

1.7. Payment Rights. A net three percent (3%) of the right, title and working interest in all (a) accounts, instruments and general intangibles (as such terms are defined in the Uniform Commercial Code of Texas) arising from the sale or other disposition on or after the Effective Date of any of the Assets described in Sections 1.1 through 1.6, inclusive; and
                  (b) liens and security interests in favor of Seller under any law, rule or regulation or under the Contracts arising from the sale or other disposition on or after the Effective Date of any of the Assets described in Sections 1.1 through 1.6, inclusive (the "PAYMENT RIGHTS").

                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 Purchase Price. Buyer shall pay to Seller, by wire transfer, the sum of Sixty Thousand Dollars ($60,000)(the "PURCHASE PRICE") on or before March 23, 2004.


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                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

         3.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state California.

         3.2. Power and Conflicts. Seller has full corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. Seller has the necessary power and authority to sell the Assets. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated by this Agreement shall not, (a) violate or be in conflict with, or require the consent of any person or entity under, any provision of the articles of incorporation or bylaws or other governing documents of Seller, (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under, or require any consent, authorization or approval under any agreement or instrument to which Seller is a party or to which any of the Assets or Seller is bound, (c) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Seller, or (d) result in the creating of any lien, charge or encumbrance on any of the Assets.

         3.3. Authorization. The execution and delivery of this Agreement have been, and the performance of this Agreement and the transaction contemplated hereby shall be at the time required to be performed hereunder, duly and validly authorized by all requisite corporate action on the part of the Seller.

         3.4. Enforceability. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the valid and binding obligations of Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, equitable principles or other similar laws affecting the rights of creditors generally ("EQUITABLE LIMITATIONS"). At the Closing, all documents and instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered and shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

         3.5. Litigation and Claims. No claim, dispute, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation is pending or, to the knowledge of Seller, threatened against Seller or the Assets that could now or hereafter adversely affect the ownership or operation of any of the Assets. No written or oral notice from any governmental body or any other person has been received by Seller (a) claiming any violation or repudiation of the Assets or any violation of any law, environmental, conservation or other ordinance, code, rule or regulation or (b) requiring, or calling attention to the need for any work, repairs, construction, alternations or installations on or in connection with the Assets with which Seller has not fully complied.

         3.6. Compliance with Law and Permits. Seller has obtained all necessary governmental certificates, consents, permits, licenses or other authorizations that are required for the ownership of the Assets by Seller and no violations exist or have been recorded with respect of such licenses, permits or authorizations.



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         3.7.     Status of Contracts.  All of the Contracts  that relate to the
                  Oil and Gas Properties  (a) are in full force and effect,  and
                  (b) neither Seller nor, to the knowledge of Seller, any other party to the Contracts (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder to the extent that such breaches or defaults have an adverse effect on the Oil and Gas Properties or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Contract to the extent that such default has an adverse effect on the Oil and Gas Properties.

         3.8. Production Burdens, Taxes, Expense and Revenues. To the knowledge of Seller, all rentals, royalties, excess royalty, overriding royalty interest and other payments due under or with respect to the Assets have been properly and timely paid, including, but not limited to, the distribution of all proceeds of production for which Seller has received payment from the Purchaser; all ad valorem, property, production, severance and other taxes based on or measured by the ownership of the Assets or the production of Substances therefrom have been properly and timely paid. All expenses payable by Seller under the terms of the Contracts have been properly and timely paid when due except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.

         3.9. Status of Equipment. The Wells and Equipment are in good repair, working order and operating condition and are adequate for the operation of the Oil and Gas Properties as currently being operated; however, the Wells and Equipment are being delivered in "as is-where is" condition.

         3.10.    Leases.  With  respect to the Leases and to the  knowledge  of
                  Seller: (a) the Leases have been maintained in all material respects according to their terms, in material compliance with the agreements to which the Leases are subject; (b) the Leases are presently in full force and effect and (c) no other party to any Lease is under material breach or default with respect to any of its material obligations thereunder.

         3.11. Accuracy of Representations. No representation or warranty by Seller in this Agreement or any agreement or document delivered by Seller pursuant to this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in any such representation or warranty, in light of the circumstances under which it was made, not misleading. There is no fact known to Seller that materially and adversely affects (or may materially and adversely affect) the operation, prospects or condition of any portion of the Assets that has not been set forth in this Agreement.

                                   ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

         4.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

         4.2 Power and Conflicts. Buyer has full corporate power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Assets on the terms described in this Agreement and to perform its other obligations under this Agreement. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated by this Agreement shall not, (a) violate or be in conflict with, or require the consent of any person or entity under, any provision of the articles of



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                  incorporation or bylaws or other governing documents of Buyer,
                  (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under, or require any consent, authorization or approval under any agreement or instrument to which Buyer is a party or is bound, or (c) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order,
                  award,   writ,   injunction,   statute,   rule  or  regulation
                  applicable to Buyer.

         4.3 Authorization. Buyer's execution and delivery of this Agreement have been, and Buyer's performance of this Agreement and the transactions contemplated hereby shall be at the time required to be performed hereunder, duly and validly authorized by all requisite corporate action on the part of the Buyer.

         4.4. Enforceability. This Agreement has been duly executed and delivered on behalf of Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as enforceability may be limited by Equitable Limitations. At the Closing, all documents required hereunder to be executed and delivered by Buyer shall be duly executed and delivered and shall constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

         4.5. Claims and Litigation. There is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending, or to Buyer's knowledge, threatened against Buyer or any affiliate of Buyer that has or will materially affect Buyer's ability to consummate the transactions contemplated by this Agreement.

         4.6. Accuracy of Representations. No representation or warranty by Buyer in this Agreement or any agreement or document delivered by Buyer pursuant to this Agreement contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in any such representation or warranty, in light of the circumstances under which it was made, not misleading.


                                    ARTICLE V

                                  TITLE MATTERS

Seller's Title: Seller makes no representations or warranties as to its title to the Oil and Gas Properties, except those created by, through or under Seller.


                                   ARTICLE VI

                                     CLOSING

6.1 The Closing. The assignment and purchase of the Assets pursuant to this Agreement shall be consummated (the "CLOSING") at 26 Wedge Way, Littleton, Colorado 80123 at the offices of Buyer before 5:00 p.m. on or before the 23rd day of March 2004 (the "CLOSING DATE").

6.2 Payment of Purchase Price. Buyer shall pay to Seller the Purchase Price by wire transfer and Seller, by execution hereof, acknowledges receipt of the Purchase Price.




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                                   ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

7.1 Survival. All representations, warranties, covenants, agreements and indemnities of or by the parties shall survive the Closing and execution and delivery of the assignments contemplated hereby.

7.2 Seller's Indemnification. To the extent permitted by law, Seller, from and after Closing, shall indemnify and hold harmless Buyer, its affiliates, officers, directors, employees, agents, consultants and representatives from and against any and all damage, loss, cost, expense, obligation, claim or liability, including reasonable counsel fees and reasonable expenses of investigating, defending and prosecuting litigation (collectively, the "DAMAGES"), suffered by Buyer as a result of any obligation or liability of Seller arising from ownership or operation of the Assets prior to the Effective Date.

7.3 Buyer's Indemnification. To the extent permitted by law, Buyer, from and after Closing, shall indemnify and hold harmless Seller, its affiliates, officers, directors, employees, consultants, agents and representatives from and against any and all Damages suffered by Seller as a result of the following: (a) any liability or obligation arising from its operation of the Assets on and after the Effective Date (other than Damages resulting from a breach of any representation, warranty or covenant of Seller contained in this Agreement), (b) the breach of any representation or warranty of Buyer set forth in this Agreement; and
         (c) the breach of, or failure to perform or satisfy any of the covenants of Buyer set forth in this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS


8.1 "BUSINESS DAY" shall mean a day other than the days that banking institutions are required or permitted to be closed under the laws of the State of Texas.

8.2 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado without giving effect to any principles of conflicts of laws.

8.3 Integration. This Agreement and the Exhibit attached hereto entered into by the parties under the provisions of this Agreement set forth the entire agreement and understanding of the parties in respect of the transaction contemplated hereby and supersede all prior agreements, prior arrangements and prior understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by Seller or Buyer that is not embodied in this Agreement or in the documents referred to herein, and neither Seller nor Buyer shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

8.4 Headings. The Section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

8.5 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.


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EXECUTED as of the date first set forth above.

                                     SELLER:

                                             TMK OIL & GAS , INC.


                                             By /s/ Nick DeMare
                                                ----------------
                                                Nick  DeMare

                                     BUYER:

                                             WESTPORT PETROLEUM, INC.


                                             By /s/ Brad Colby
                                                ----------------
                                                Brad Colby




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                                   EXHIBIT "A"
                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
               PURCHASE AND SALE AGREEMENT DATED DECEMBER 18, 2002
                      WEST RANCH FIELD, SOUTHWEST EXTENSION



          NOTE: Except where indicated otherwise, all recording references given below are to the indicated Records of the County Clerk of Jackson County, Texas. Lot numbers given below refer to Lots located within the Second Subdivision of the J. M. Bennett Ranch, Jackson County, Texas, as same appears of record in Volume 2, page 43, Map and Plat Records, Jackson County, Texas.

1.       Turner "D" Lease:

Oil Gas and Mineral Lease dated December 1, 1936, from E. A. TURNER, et ux, as Lessor, to C. E. HUNGERFORD as Lessee, covering 120 acres, more or less, being all of Lot 26 and the West one half (1/2) of Lot 27, appearing of record at Volume 99; page 272, et seq, Deed Records. Said Lease is subject to the terms of that certain Assignment and Bill of Sale from Mobil Producing Texas and New Mexico, Inc. to R. H. Engelke, effectively dated Ap~ 1,1991, recorded in at Volume 743 page 875, et seq, Deed Records, and to that certain Amendment and Ratification from Zelda Turner, et al, countemart copies of which appear of record beginning at Volume 744, Page 1003, et seq of the Deed Records. (90-180-11)

2.       Schuech "E" Lease

Oil Gas and Mineral Lease dated January 5, 1937, from D. W. SCHUECH, et ux as Lessor, to C. E. HUNGERFORD as Lessee, covering 80 acres, more or less! being all of Lot 31, and appearing of record at Volume 99, page 292, et seq, Deed Records. Said Lease is subject to that certain Assignment and Bill of Sale from Mobil Producing Texas and New Mexico, Inc. to R. H. Engelke, effectively dated April 1, 1991, and appearing of record at Volume 743, page 875, et seq, of the Deed Records (90-180-10)

3.       Turner "C" Lease:

Oil Gas and Mineral Lease dated March 30, 1990! between Mrs. E. A. Turner, et al, Lessor, and R. H. Engelke, Lessee, covering 120.0 acres of land, more or less, being all of Lot 22, containing 80.0 acres of land, more or less, and the East or Northeast Half of Lot 27, containing 40 acres of land, more or less, recorded in Volume 731, page 886, Deed Records. Said Lease is subject to the terms of that certain Amendment and Ratification from Zelda Turner, et al, countemart copies of which appear of record beginning at Volume 744, Page 1028, et seq of the Deed Records. (89-180-7)

4.       Bennett Bay Pasture Lease:

Oil, Gas and Mineral Lease dated October 11, 1979, from John M. Bennett, Jr.1 et al., as Lessor, to R. H Engelke, as Lessee, recorded in Volume 684, Page 7, Deed Records, Jackson County, Texas, covering 480 acres of land, more or less, out of the Ramon Musquiz Grant, A-59, Jackson County, Texas, INSOFAR AND ONLY INSOFAR as said Lease covers a 40-acre tract described in a Partial Release dated September 23, 1987, and appearing of record at Volume 702, Page 159, Deed Records. (79-164-2)

5.       Schuech "B" Leases (All Covering Lot 23):

Each of the following six leases covers 80 acres of land, more or less, being all of Lot 23.

         a. Oil, Gas and Mineral Lease dated December 3, 1981, from John Daniel Stepan, et ux. as Lessor, to R. H. Engelke, as Lessee, recorded in Volume 611, Page 626, Deed Records. (81-168-2A)

         b. Oil, Gas and Mineral Lease dated December 3. 1981, from Vera Frances Stepan Rozsypal, et vir, as Lessor, to R. H. Engelke, as Lessee, recorded ill Volume 611, Page 630, Deed Records. (81-168-2B)

         c. Oil, Gas and Mineral Lease dated December 2, 1981, from Irma Schuech, as Lessor, to R. H. Engelke, as Lessee, recorded in Volume 611, Page 634, Deed Records. (81-168-2C)

         d. Oil, Gas and Mineral Lease dated December 2, 1981, from Christine V. Schattel, et al., as Lessor, to RH. Engelke, as Lessee, recorded in Volume 612, Page 70, Deed Records. (81-168-2D)

         e. Oil, Gas and Mineral Lease dated December 17, 1981, from The United States National Bank of Galveston, Trustee for Abe and Annie Seibel Foundation, as Lessor, to R. H. Engelke, as Lessee, recorded in Volume 612, Page 251, Deed Records. (BI-168-2E)

         f.       Oil, Gas and Mineral Lease dated  September 23, 1983,  from Al
                  A. Brown and Charles Goodall, as Lessors, to R. H. Engelke, as Lessee, recorded in Volume 636, Page 100, Deed Records. (81-168-2F)

6.       Bennett "G" Lease:

Oil, Gas and Mineral Lease dated January 6, 1982, from John M. Bennett, Jr., et al. as Lessor, to R. H. Engelke, as Lessee, recorded in Volume 612, Page 254, Deed Records, covering 80 acres of land, more or less, being all of Lot 24. (81-168-4)

7.       Bennett "R" Leases:

Each of the following four leases are subject to subject to that certain Assignment and Bill of Sale from Mobil Producing Texas and New Mexico, Inc. to
R. H. Engelke, effectively dated January31 1991 and appearing of record at Volume 743, page 864 et seq, of the Deed Records of Jackson County, Texas. Each lease covers the 194.54 acres, more or less, out of Lot 46, more particularly described in each lease.

         a. Oil Gas and Mineral Lease as amended, dated February 1 1989, from Robert L. E Aston Individually and as Attorney-in-Fact for Elizabeth Easton Tilghman, as Lessor, to Mobil Producing Texas & New Mexico Inc., as Lessee, appearing of record at Volume 717, page 994, et seq of the Deed Records. (90-182-2(a))

         b. Oil Gas and Mineral Lease, as amended dated February 1,1989, from John Bennett Lupe Individually and as Attorney-in-Fact for Molly Lupe Lasater, as Lessor, to Mobil Producing Texas & New Mexico Inc., as Lessee, appearing of record at Volume 717, page ~0l0, et seq, of the Deed Records. (90-182-2(b))

         c. Oil Gas and Mineral Lease, as amended, dated February 1, 1989, from John M. Bennett, Jr., as Attorney-in-Fact for Eleanor Bennett Marlow, John
                   Stephen Bennett, and Carolyn Bennett Wood as Lessor, to Mobil Producing Texas & New Mexico Inc., as Lessee, appearing of record at Volume 717, page 1002, et seq, of the Deed Records. (90-182-2(c))

         d. Oil Gas and Mineral Lease, as amended, dated February 1, 1989, from Thomas C. Musgrave, III, Individually and as
                   Attorney-in-Fact for Jamie Musgrave Hall and Josephine Bennett Musgrave, as Lessor, to Mobil Producing Texas & New Mexico Inc., as Lessee, appearing of record at Volume 717, page 1018, et seq, of the Deed Records. (90-182-2(d))

8.       The Phillippi Leases:

Each of the following four (4) leases covering Lot 26, containing 8G acres, more or less.

         a. Oil, Gas and Mineral Lease, as amended, dated October22 1991, between William G. Phillippi, Lessor, and R. H. Engelke,
                  Lessee, recorded in Volume 758, Page 14, Deed Records. (90-180-13(a))

         b. Oil, Gas and Mineral Lease, as amended, dated December 1, 1995, between S. Keith Engelke, Lessor, and R. H. Engelke, Lessee, a Memorandum of which appears of record at Volume 66, Page 979, of the Official Records.

         c. Oil, Gas and Mineral Lease, as amended, dated October 22~ 1991, between Lola Phillippi, et al, Lessor, and R. H. Engelke, Lessee, recorded in Volume 753, Page 609, Deed Records. (90-180-13(c))

         d. Oil, Gas and Mineral Lease, as amended, dated October 22,1991, between Charlene Phillippi, et al, Lessor, and R. H. Engelke, Lessee, and recorded in Volume 752 Page 964, Deed Records. (90-180-~3(d))

9. Oil Gas and Mineral Lease, as amended, dated October 1, 1992, from Darrell Lee Mudd., as Lessor, to RH. Engelke, as Lessee. appearing of record at Volume 766, page 617, of the Deed Records.

10. Schuech Oil Unit 8 as Designated by Unit Designation appearing of record at Volume 159, Page 1041 of the Official Records of Jackson County, Texas, covering 40 acres more or less as the pooled leases cover the oil and casinghead gas found in the stratigraphic equivalent of the subsurface interval from 6821 feet to 6827 feet (as such interval appears in the electric Log of the R.H. Engelke Well No.1, Irma Schuech L(pound)B~ Lease on Lot 23 of the Second Subdivision of the J.M. Bennett Ranch, Jackson County, Texas).

11. Oil, Gas and Mineral lease dated June 7, l 999 from Vera Frances Rozsypal et. al. to R.H. Engelke, covering 80 acres more or jess, being all of Lot 30 more particularly described in said Lease , recorded in Volume 142, Page 724 of the Official Records of Jackson County, Texas.

12. Oil, Gas and Mineral lease dated June 7, 1999 from Vera Frances Rozsypal et. al. to R.H. Engelke, covering 80 acres more or less, being all of Lot 33, more particularly described in said Lease , recorded in Volume 142, Page 700 of the Official Records of Jackson County Texas.

13. Oil, Gas and Mineral lease dated June 7, 1999 from Vera Frances Rozsypal et al. to R.H. Engelke, covering 80 acres more or less, being all of Lot 37, more particularly described in said Lease recorded in Volume 142, Page 718 of the Official Records of Jackson County, Texas.

14. Oil, Gas and Mineral lease dated June 7, 1999 from Vera Frances Rozsypal et. al. to R.H. Engelke, covering 69.07 acres more or less, being all of Lot 40, more particularly described in said Lease, recorded in Volume 142, Page 706.

15. Oil, Gas and Mineral lease dated June 7, 1999 from Vera Frances Rozsypal et. al. to R.H. Engelke, covering 40 acres more or less, being the Southwest 112 of Lot 29, more particularly described in said Lease , recorded in Volume 142, Page 712.

16. Oil, Gas and Mineral Lease, as amended, dated June 21, 1999, from Greg Schaeffer, Successor Guardian of the Estate of Russell Schaefer1 N.C.M to R.H. Engelke, covering 149.07 acres being all of Lots 32 and 39 more particularly described in said Lease1 recorded in Volume, 144, Page 967.

17. Oil, Gas and Mineral lease dated October 6, 1999, from Cal Parley's Boys Ranch to R.H. Engelke, covering the 40 acres, more or less, being the Northeast 1/2 of Lot 29 more particularly described in said Lease recorded in Volume 147, Page 416.

18. Oil, Gas and Mineral lease dated June 11, 2001 from Clementine L. Schattel Schroeder to S. Keith Engelke covering SQ, more or less, being the Southeast 1/2 of Lot 19 more particularly described in said Lease , recorded in Volume 183, Page 561

                                   EXHIBIT "B"
                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
              PURCHASE AND SALE AGREEMENT DATED DECEMBER 18, 2002,
                      WEST RANCH FIELD, SOUTHWEST EXTENSION


--------------------------------------------------------------------------------
WELL NAME                 API #              FIELD NAME                  LEASE #
--------------------------------------------------------------------------------

Bennett, John M. #3       42-239-31728       Bay Pasture                   06321
Bennett, John M. G-1      42-239-31956       TW Frio 7400                  08309
Bennett, J. M. R-2        42-239-03066       TW Frio 41-A                  08253
Bennett, J.M. R-1         42-239-06035       WR Greata                     05203
Bennett, J.M. G-2         42-239-32275       TW Frio 7830                  06668
Bennett, J.M R-9          42-239-03072       WR Bennview                   04297
Bennett, J. M. R-4        42-239-03068       WR 5100                       08321
Bennett, J.M. Q-1         42-239-03802       WR Frio 6400                  07098
Mudd, D. L. #1            42-239-32168       WR 6840                       08578
Schuech Unit 8 (B-1)      42-239-31930       WR Frio 6840                  08535
Schuech, D. W. E-6        42-239-03036       WR Ward                       01674
Schuech, D. W. E-7        42-239-03073       WR Ward                       01674
Schuech, D. W. E-1        42-239-03035       WR Ward                       01674
Schuech, D. W. E-3        42-239-03033       WR Ward                       01674
Schuech, D. W. E-5        42-239-03339       WR Glasscock                  01637
Schuech, Irma B-7         42-239-32610       WR Frio 6200                  08219
Schuech, Irma B-2         42-239-31987       TW Frio 5830                 152485
Schuech, Irma B-4         42-239-30155       WR Glasscock                  08219
Schuech Unit 1            42-239-32313       WR Frio 7400                  08111
Schuech Unit 9            42-239-32142       WR Frio 6200                  08626
Turner E.A. C-1           42-239-32037       WR Ward                       07877
Turner E.A. C-2           42-239-32197       WR Frio 5100                  07889
Turner E.A. C-3           42-239-32202       WR Frio 7020                 120228
Turner E.A. C-4           42-239-32681       WR Frio 6200                  08171
Turner E.A. D-1           42-239-03077       WR Frio 6220                 172154
Turner E.A. D-2           42-239-03083       WR Glasscock                  01639


--------------------------------------------------------------------------------
WELL NAME                 API #              FIELD NAME                  LEASE #
--------------------------------------------------------------------------------

Turner E.A. D-3           42-239-03074       WR Frio 5915                 172144
Turner E.A. D-4           42-239-03079       WR Ward                       01676
Turner E.A. D-5           42-239-03080       WR Ward                       01676
Turner E.A. D-6           42-239-03081       WR Frio 5100                  08362
Turner E.A. D-9           42-239-32237       WR Glasscock                  01639